EXHIBIT 21.1

SUBSIDIARIES

	Subsidiary	State of Incorporation
1	Ardence, Inc.	Massachusetts
2	Ardence Delaware, Inc.	Delaware
3	Ardence Europe S.A.R.L.	France
4	Citrix Application Networking, LLC	Delaware
5	Citrix Cayman Investments, Ltd.	Cayman Islands
6	Citrix Development Corp.	Delaware
7	Citrix Gateways, Inc.	Delaware
8	Citrix Offshore Investments, Ltd. *	Cayman Islands
9	Citrix Online LLC	Delaware
10	Citrix Sistemas de Argentina, S.R.L.	Argentina
11	Citrix Sistemas de Chile Limitada	Chile
12	Citrix Sistemas de Mexico S. de RL de CV	Mexico
13	Citrix Sistemas do Brasil Ltda.	Brazil
14	Citrix Systems (Research & Development) Ltd.	United Kingdom
15	Citrix Systems Asia Pacific Pty Ltd.*	Australia
16	Citrix Systems Australasia R&D Pty, Ltd.	Australia
17	Citrix Systems Belgium S.A.R.L.*	Belgium
18	Citrix Systems Canada, Inc.	Ontario
19	Citrix Capital & Finance S.A.R.L.	Luxembourg
20	Citrix Systems Denmark ApS*	Denmark
21	Citrix Systems Finland Oy*	Finland
22	Citrix Systems France SARL*	France
23	Citrix Systems GmbH*	Austria
24	Citrix Systems GmbH*	Germany
25	Citrix Systems Holding LLC	Delaware
26	Citrix Systems Hong Kong Limited*	Hong Kong
27	Citrix Systems India Private Limited*	India
28	Citrix Systems International GmbH	Switzerland
29	Citrix Systems Ireland Ltd*	Ireland
30	Citrix Systems Italia S.r.L.*	Italy
31	Citrix Systems Japan Kabushiki Kaisha*	Japan
32	Citrix Systems Netherlands, B.V.*	Netherlands
33	Citrix Systems Norway AS.*	Norway
34	Citrix Systems Overseas Holding GmbH	Switzerland
35	Citrix Systems Poland Sp. Zo.o*	Poland
36	Citrix Systems RoW	Switzerland
37	Citrix Systems Singapore Pte Ltd.*	Singapore
38	Citrix Systems South Africa (Pty) Ltd.*	South Africa
39	Citrix Systems Spain, SL*	Spain
40	Citrix Systems Sweden AB*	Sweden
41	Citrix Systems Switzerland GmbH	Switzerland
42	Citrix Systems UK Limited*	United Kingdom
43	Citrix Overseas Holdings B.V.	Netherlands
44	Peninsula Investment Corp.	Delaware
45	Teros, Inc.	Delaware
46	Netscaler UK Ltd**	United Kingdom
47	Netscaler Japan Kabushiki Kaisha**	Japan
48	Citrix R&D India Pvt. Ltd.**	India
49	Citrix Systems R&D OOO	Russia
50	Orbital Data Corporation	Delaware
51	Reflectent Software, Inc.	Delaware
52	Redwood Software Europe Limited	Ireland
53	Citrix Holanda B.V.	Netherlands
54	Citrix Systems Korea Limited	Korea
55	Jibe Networks, Inc.	California
56	Quicktree, Inc.	California
57	ThinGenius Limited	Scotland
58	XenSource, Inc.	Delaware
59	XenSource UK Limited	United Kingdom

60	Citrix Online UK Limited	United Kingdom

*	Wholly-owned subsidiaries of Citrix Systems International GmbH
**	Wholly-owned subsidiaries of Citrix Application Networking LLC